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                                RADIOLOGIX, INC.
                                3600 Chase Tower
                                2200 Rose Avenue
                            Dallas, Texas 75201-2776

                                 November __, 2000


SKM-RD LLC
262 Harbor Drive
Stamford, CT  06902

Audax Management Company, LLC
101 Huntington Avenue
Boston, MA 02199

Ladies and Gentlemen:

     This letter confirms our understanding that Radiologix, Inc., a Delaware corporation, on behalf of itself and its subsidiaries and affiliates (the "COMPANY"), has engaged you (collectively, the "ADVISORS") to provide such financial advisory and management services to the Company as are agreed to from time to time by the Company and each of the Advisors. These services are to be provided in connection with ongoing business and financial matters, including operating and cash flow requirements, corporate liquidity and other ordinary and necessary corporate finance concerns (including acquisition, advisory and finance matters).

     In consideration for the Advisors agreeing to provide such advisory services, the Company agrees to pay the Advisors a quarterly non-refundable fee (the "QUARTERLY FEE"), payable quarterly in advance, with the first such payment to be made on January 1, 2001, of the greater of (i) $187,500 and (ii) 0.25% of the Company's EBITDA for the previous four quarters, calculated on a pro forma basis (the "TRAILING EBITDA"), which will in no event exceed $275,000; PROVIDED, HOWEVER, that in the event that SKM-RD LLC (together with its Affiliates, "SKM") no longer beneficially owns, directly or indirectly ("BENEFICIALLY OWNS"), more than 50% of the voting common stock of the Company

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SKM_RD LLC
Audax Management Company, LLC
November __, 2000
Page 2


Beneficially Owned by it on the date hereof (adjusted for any stock split, stock dividend, reclassification or similar event involving the voting common stock of the Company) (such total amount Beneficially Owned on the date hereof, "SKM'S OWNERSHIP"), then the Quarterly Fee will thereafter be reduced to the greater of (i) $93,750 and (ii) 0.125% of the Trailing EBITDA, which will in no event exceed $137,500; PROVIDED, FURTHER, HOWEVER, that in the event that SKM no longer Beneficially Owns more than 25% of SKM's Ownership, then the Quarterly Fee will thereafter be reduced to the greater of (i) $46,8750 and (ii) 0.0625% of the Trailing EBITDA, which will in no event exceed $68,750. The Quarterly Fee will be allocated between SKM and Audax Management Company, LLC (together with its Affiliates, "AUDAX") pro rata based on the aggregate amount of capital contributed to the Company from time to time by SKM and its affiliates, on the one hand, and Audax and its affiliates, on the other hand. In addition, the Company agrees to reimburse the Advisors promptly upon request from time to time for all reasonable out-of-pocket expenses incurred by the Advisors in connection with the services to be rendered by the Advisors pursuant to their engagement hereunder. The provisions of this paragraph relating to allocation of the Quarterly Fee will survive the termination of this letter agreement for any reason unless otherwise expressly agreed to in writing by Audax and SKM.

     The annual fee is for financial advisory services to be rendered by the Advisors and their employees, members and partners and not for any other services or any such services to be rendered by any other person. Any additional services to be provided by or on behalf of SKM or Audax, and any additional fee therefor, must be agreed to in writing by each Advisor, on the one hand, and the Company, on the other hand. The Advisors will share all such additional fees in accordance with the allocation provisions set forth in the immediately preceding paragraph unless otherwise agreed to in writing by Audax and SKM. The provisions of this paragraph will survive the termination of this letter agreement for any reason unless otherwise expressly agreed to in writing by Audax and SKM.

     Contemporaneously with the Closing (as defined in the Amended and Restated Merger Agreement, dated as of September 12, 2000, by and among the Company, SKM-RD LLC and SKM Acquisition Corp. (the "MERGER AGREEMENT")), the Company will (i) pay the

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SKM_RD LLC
Audax Management Company, LLC
November __, 2000
Page 3


Advisors a one-time transaction fee of $4,000,000, of which $3,600,000 will be payable to SKM and $400,000 will be payable to Audax, and (ii) reimburse each of SKM and Audax for all reasonable out-of-pocket fees and expenses incurred by each in connection with the Merger Agreement and the transactions contemplated thereby.

     The Company also agrees to indemnify the Advisors and certain other persons and to limit the Advisors' liability to the Company as set forth in
SCHEDULE I hereto which constitutes an integral part of this letter. The Company's agreements contained or referred to in this paragraph will survive any termination of this agreement.

     Subject to the provisions that survive termination hereof, this letter agreement will continue from the date hereof through the date on which SKM no longer Beneficially Owns more than 10% of SKM's Ownership.

     This agreement will also terminate, at the election of SKM, upon a Change of Control of the Company. For purposes of this Agreement, "CHANGE OF CONTROL" shall mean and include each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than SKM and its affiliates, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) owns more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, members of the Board of Directors of the Company entitled to cast a majority of the votes entitled to be cast by all members of the Board of Directors of the Company, (ii) the consummation of a merger or consolidation of the Company with any other corporation which has been approved by the shareholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power

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SKM_RD LLC
Audax Management Company, LLC
November __, 2000
Page 4


represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iii) the consummation of a plan of complete dissolution or liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

     This letter will constitute the entire agreement between the parties hereto with respect to the subject matter hereof and will not be terminated (other than upon SKM's election in connection with a Change of Control as described above) amended, waived or otherwise modified except in a writing signed by the Company and each of the Advisors. The terms and conditions of this letter agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that this letter agreement may not be assigned by either Advisor (other than to affiliates of such Advisor) without the prior written consent of the Company and this letter agreement may not be assigned by the Company without the prior written consent of the Advisors. This agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws rules of such state.

     The Advisors and the individuals acting on their behalf that are actually providing the services contemplated hereby will be independent contractors, rather than employees or agents of the Company, and will have only such authority as is incident to the discharge of the obligations herein contemplated or specifically authorized form time to time by the Board of Directors.

     The Company recognizes that the Advisors, their affiliates and the directors elected or appointed to the Board of Directors by the Advisors or their affiliates (i) have participated, directly or indirectly, and will continue to participate in venture capital and other direct investments in corporations, partnerships, joint ventures, limited liability companies and other entities and other similar transactions, including entities which may be engaged in business activities in the same industry as, or which could be considered competitive with, the Company, (ii) may have interests in, participate with, aid and maintain seats on the board of directors of other such entities, and (iii) may develop opportunities for such entities

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SKM_RD LLC
Audax Management Company, LLC
November __, 2000
Page 5


(collectively, the "POSITIONS"). In such Positions, such directors elected or appointed by the Advisors or their affiliates may encounter business opportunities that the Company or its stockholders may desire to pursue. The Company recognizes that such opportunities may include, but will not be limited to, identifying, pursuing and investing in entities, engaging investment banking firms or other underwriters for access to public and private securities markets, and obtaining investment funds from institutional and private shareholders or others. The Company agrees that the Advisors (and their affiliates) and the directors elected or appointed by the Advisors or their affiliates will have no obligation to the Company or to any other Person to present any such business opportunity to the Company, other than such opportunities presented to him or her in his or her capacity as a director of the Company specifically for the benefit of the Company. The Company acknowledges that, in any such case, to the extent a court might hold that the conduct of such activity is a breach of a duty to the Company, the Company hereby waives any and all claims and causes of action that the Company may have for such activities. The Company further agrees that the waivers and agreements in this letter agreement identify certain types and categories of activities which may violate the director's duty of loyalty to the Company, and such types and categories are not manifestly unreasonable. The waivers and agreements in this letter agreement apply equally to activities conducted in the future and that have been conducted in the past.

     For purposes of this Agreement, "affiliate" shall have the meaning assigned to such term in the Stockholders Agreement (as such term is defined in the Merger Agreement).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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SKM_RD LLC
Audax Management Company, LLC
November __, 2000
Page 6



     If the foregoing accurately describes our agreement with respect to the foregoing, please so indicate by signing this letter in the space indicated below.

                                                     Very truly yours,

                                                     RADIOLOGIX, INC.

                                                     By:
                                                        -----------------------
                                                         Name:
                                                         Title:

ACCEPTED AND AGREED:

SKM-RD LLC

By: THE SKM EQUITY FUND III, L.P.,
         its Managing Member

         By: SKM PARTNERS L.L.C.,
              its General Partner

By:
   -------------------------------
             Name:
             Title:

AUDAX MANAGEMENT COMPANY, LLC

By:
   -------------------------------
             Name:
             Title:


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                                   SCHEDULE I

     Radiologix, Inc. (the "COMPANY") will indemnify and hold harmless SKM-RD LLC and Audax Management Company, LLC (collectively, the "ADVISORS"), their affiliates and the respective partners, members, agents and employees of the Advisors and their respective affiliates (together with the Advisors, the "ADVISOR GROUP") from and against any claims, liabilities, damages, losses and expenses, including reasonable fees and expenses of counsel (collectively "LOSSES"), arising out of or in connection with the services rendered by any member of the Advisor Group under this agreement, and will reimburse each member of the Advisor Group for all such fees and expenses, including the reasonable fees and expenses of counsel, in connection with pending or threatened litigation whether or not any member of the Advisor Group is a party thereto. The Company will not, however, be responsible for any Losses of an Advisor and its affiliates to the extent that such Losses are finally determined by a judgment of a court of competent jurisdiction to result from such Advisor's or its affiliates' gross negligence or bad faith. The rights of the Advisor Group hereunder will not be exclusive of the rights of any member of the Advisor Group under common law or any other agreement or instrument of any member of the Advisor Group to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting a member of the Advisor Group hereunder and nothing herein will be interpreted as limiting or otherwise adversely affecting the member of the Advisor Group's rights under common law or any such other agreement or instrument.

     If the indemnification provided for herein is unavailable to a member of the Advisor Group in respect of any Losses or is insufficient to hold such member of the Advisor Group harmless, then the Company, in lieu of indemnifying such member of the Advisor Group, will contribute to the amount paid or payable by such member of the Advisor Group as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such member of the Advisor Group, on the other hand, in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and such member of the Advisor Group, on the other hand, will be determined by reference to, among other things, whether any action or omission in question has been taken or omitted by the Company or such member of the Advisor Group, and the parties' relative intent, knowledge,


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access to information and opportunity to correct or prevent such action or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant hereto were determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

     Notwithstanding anything else contained herein, the Company also agrees that the Advisor Group will have no liability to the Company in connection with the services rendered hereunder (whether in tort, contract or otherwise) for claims, liabilities, damages, losses, or expenses, including reasonable fees and expenses of counsel, incurred by the Company unless, and to the extent, they are finally determined by judgment of a court of competent jurisdiction to result from the Advisor Group's gross negligence or bad faith.

     If indemnification is to be sought hereunder by a member of the Advisor Group, then such member will notify the Company of the commencement of any action or proceeding in respect thereof; PROVIDED, HOWEVER, that the failure to so notify the Company will not relieve the Company from any liability that it may otherwise have to such indemnified person, except to the extent the Company shall have been materially prejudiced by such failure. Following such notification, the Company may elect in writing to assume the defense of such action or proceeding, and upon such election, it will not be liable for any legal costs subsequently incurred by such member in connection therewith, unless (i) the Company has failed to provide counsel reasonably satisfactory to such member in a timely manner or (ii) such member reasonably determines that representation of such member by counsel provided by the Company pursuant hereto would present a conflict of interest. In any litigation or proceeding, the Company will not be responsible for the fees and expenses of more than one counsel (together with local counsel) for all members of the Advisor Group claiming indemnification hereunder in any one jurisdiction, unless any of such members has a separate and conflicting defense with regard to such litigation or proceedings, as reasonably determined by the counsel that has been provided by the Company. The Company will not be liable for any settlement of any litigation or proceeding effected without its prior written consent, which consent will not be


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unreasonably withheld or delayed. Should the Company assume the defense of any action, the Company will not, without the Advisor Group's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate such action if such settlement, compromise, consent or termination imposes obligations on any member of the Advisor Group (through injunctive relief or otherwise) other than the payment of money or does not unconditionally release the Advisor Group from liability.




























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